UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustine’s Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On December 3, 2020, ARGENTUM 47, Inc. (hereafter referred to as the “Company”) entered into an Investment and Funding Agreement with YOUR SICAV-SIF, a company incorporated under the laws of Luxembourg, currently having its registered office located at 106 Route D`Arlon, L-8210 Mamer, Luxembourg, acting solely in relation to the Sub-Fund YOUR SICAV-SIF – FORTUNA GLOBAL GROWTH (hereafter referred to as the “Investor”), pursuant to which the Investor, through its management company, agreed to commit and invest into the Company a maximum of $5,000,000 (Five Million U.S. Dollars) in various tranches with a minimum total investment commitment of $3,000,000 (Three Million U.S. Dollars).

It was agreed that the proceeds of each tranche of investment would be utilized for inorganic growth via the acquisition of one or various Independent Financial Advisory firms with funds under management, legal and audit fees plus any other acquisition related fees and finally, general working capital purposes.

The Parties contractually agreed each tranche of investment received by the Company (“Tranche”) would be evidenced by a “Convertible Note” in the amount of such Tranche, bearing a coupon at the rate of 8% (Eight per cent) per annum, that will accrue semi-annually. It was also agreed that each “Convertible Note” would become due and payable (convertible) on the 547th calendar day (18 months and 1 day) following receipt of each Tranche (“Maturity Date”).

Furthermore, the Parties agreed that on each Maturity Date, the outstanding Convertible Notes would be automatically converted into shares of Company’s common stock at a conversion price equal to closing price of Company’s common stock on the NASDAQ OTC Bulletin Board two working days prior to each conversion.

The directors of YOUR SICAV-SIF executed the agreement on December 2, 2020 and sent a copy to the Company on December 3, 2020. The Directors of the Company countersigned the agreement on December 3, 2020.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits – See “Exhibit Index” set forth below.

10.1.	Investment and Funding Agreement, dated December 2, 2020, by and between Argentum 47 Inc. and YOUR SICAV-SIF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020

ARGENTUM 47, INC.

By:	/s/ Nicholas P. Tuke
Nicholas P. Tuke
Chief Executive Officer